VA Hign Income Fund

SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special Meeting
of Shareholders for the Fund was held to consider the following proposals.
The results of the proposals are
indicated below.
Proposal 1  To consider and act upon
a new investment advisory agreement with

Evergreen Investment Management Company, LLC:
Net assets voted For $16,066,524
Net assets voted Against $ 396,954
Net assets voted Abstain $ 465,622

Proposal 2   To consider and act upon
a new investment advisory agreement with Tattersall Advisory Group, Inc:
Net assets voted For $16,085,019
Net assets voted Against $ 285,883
Net assets voted Abstain $ 558,198

VA Core Bond Fund

SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special Meeting
of Shareholders for the Fund was held to consider the following proposals.
The results of the proposals are
indicated below.

Proposal 1a   To consider and act upon
a new Investment Advisory Agreement with Evergreen Investment Management Company, LLC:
Net assets voted For $27,325,268
Net assets voted Against $ 638,334
Net assets voted Abstain $ 930,919

Proposal 1b  To consider and act upon
a new Sub-Advisory Agreement with Tattersall
Advisory Group, Inc.:
Net assets voted For $27,665,284
Net assets voted Against $ 479,376
Net assets voted Abstain $ 749,861

VA Diversified Capital Builder Fund

SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special Meeting
of Shareholders for the Fund was held to consider the following proposal.
The results of the proposal
are indicated below.

Proposal 1  To consider and act upon
a new investment advisory agreement with Evergreen Investment Management Company, LLC:

Net assets voted For $18,064,348
Net assets voted Against $ 493,039
Net assets voted Abstain $ 653,362


VA Diversified Income Builder Fund

SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special Meeting
of Shareholders for the Fund was held to consider the following proposal.
The results of the proposal
are indicated below.

Proposal 1  To consider and act upon
a new investment advisory agreement with Evergreen Investment Management Company, LLC:

Net assets voted For $34,417,687
Net assets voted Against $ 675,348
Net assets voted Abstain $ 1,544,046


VA International Equity Fund
SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special Meeting
of Shareholders for the Fund was held to consider the following proposal.
The results of the proposal
are indicated below.

Proposal 1  To consider and act upon
a new investment advisory agreement with Evergreen Investment Management Company, LLC:

Net assets voted For $71,751,232
Net assets voted Against $ 2,140,443
Net assets voted Abstain $ 4,341,796

VA Special Value
SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special Meeting
of Shareholders for the Fund was held to consider the following proposal.
The results of the proposal
are indicated below.

Proposal 1  To consider and act upon
a new investment advisory agreement with Evergreen Investment Management Company, LLC:
Net assets voted For $45,085,497
Net assets voted Against $ 1,635,252
Net assets voted Abstain $ 3,158,479

VA Fundamental Large Cap
SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special Meeting
of Shareholders for the Fund was held to consider the following proposal.
The results of the proposal
are indicated below.

Proposal 1  To consider and act upon
a new Investment Advisory Agreement with Evergreen Investment Management Company, LLC:
Net assets voted For $67,316,747
Net assets voted Against $ 2,229,515
Net assets voted Abstain $ 3,972,180

VA Growth Fund
SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special Meeting
of Shareholders for the Fund was held to consider the following proposal.
The results of the proposal
are indicated below.

Proposal 1  The consider and act upon a new
investment advisory agreement with Evergreen
Investment Management Company,LLC:
Net assets voted For		$16,248,025
Net assets voted Against	$237,226
Net assets voted Abstain	$461,020

VA OMEGA FUND
SPECIAL MEETING OF SHAREHOLDERS
On February 12, 2009, a Special Meeting
of Shareholders for the Fund was held to consider the following proposal.
The results of the proposal
are indicated below.

Proposal 1  To consider and act upon
a new investment advisory agreement with Evergreen Investment Management Company, LLC:
Net assets voted For $48,847,753
Net assets voted Against $ 1,476,007
Net assets voted Abstain $ 1,367,541